Table of Contents

As filed with the Securities and Exchange Commission on January 10, 2018

File No. 333-220076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXIUM PHARMACEUTICALS, INC.

North Carolina	2836,2835	82-1984738
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

265 Eastchester Drive, Suite 133, High Point, NC 27262

1-888-805-7734

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

White Oak Industries Holding, Inc.

Resident Agent

265 Eastchester Drive, Suite 133, High Point, NC 27262

1-888-805-7734

(Name, address, including zip code, and telephone number, including area code,

of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee (6)
Common Stock, $0.10 par value per share, to be offered by the issuer	50,000,000	$0.10	$5,000,000	$622.50
Common Stock, $0.10 par value per share, to be offered by the selling stockholders	1,396,000	$0.10	$139,600	$17.38

Total	51,396,000	—	$5,139,600	$639.88

(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)  Offering price has been arbitrarily determined by the Board of Directors.

(4)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

(5)  The offering price has been calculated as the exercise price solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g).

(6)  Registration fee of $1,102.06 was paid with S-1 filed August 21, 2017 based upon $9,513,000 aggregate maximum offering price. $462.18 will be available for Section 457(p) offset on future registrations.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________________, 2017

AXIUM PHARMACEUTICALS, INC.

50,000,000 Shares of Common Stock Offered by the Company

And

1,396,000 Shares of Common Stock Offered by the Selling Stockholders

$0.10 per share

This is the initial public offering of our common stock, par value $0.10 per share. We are selling 50,000,000 shares of our common stock.

In addition, the selling stockholders identified in this prospectus are selling 1,396,000 shares of common stock.

If the selling stockholders sell all 1,396,000 shares of their stock, the net proceeds to the selling stockholders would be $139,600. We will not receive proceeds from the sale of any shares by the selling stockholders.

This offering (for both the Company and the selling stockholders) will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.10 per share of our common stock. The selling stockholders are likewise selling their shares at $0.10 per share.

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The shares of common stock being sold by the selling stockholders were issued in transactions made in reliance on Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Our common stock is not currently quoted on the OTC Market Groups quotation system and we have no ticker symbol. There is no trading market for our common stock whatsoever.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Gross Proceeds

Per Share
25% of Offering Sold	12,500,000	$0.10		$1,250,000
50% of Offering sold	25,000,000	$0.10		$2,500,000
75% of Offering Sold	37,500,000	$0.10		$3,750,000
Maximum Offering sold	50,000,000	$0.10		$5,000,000

(1)  Assuming an initial public offering price of $0.10 per share, as set forth on the cover page of this prospectus. The Company will receive no proceeds from the sale of any common stock by the selling stockholders. If the selling stockholders sell all 1,396,000 shares of their stock, the net proceeds to the selling stockholders would be $139,600.

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ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Harrelson” and the “Company” refer to Axium Pharmaceuticals, Inc.

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you.  For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Overview

AXIUM PHARMACEUTICALS INC. is a pharmaceutical company aimed at utilizing drug delivery innovations for developing intranasal lorazepam.

The U.S. Food and Drug Administration (FDA) has approved lorazepam to treat anxiety-related disorders and induce sedation, and it is currently marketed in injectable and tablet forms. Axium believes that companies marketing these preparations have not sought FDA approval to use these medications for intranasal or transmucosal delivery.

The Company submitted an orphan designation request to the FDA for the intranasal lorazepam, for the use of Lorazepam administered intranasal in the Treatment of Lennox-Gastaut syndrome using the formulation that Axium is developing. As of the date of this Registration Statement, the Company has not received orphan designation approval from the FDA. If granted, orphan drug designation could provide the following benefits, Protocol assistance offered by FDA, tax credits of 50% of the clinical drug testing cost awarded upon approval, Waiver of NDA/BLA application fee—this is a $2.2 million value, seven-year market exclusivity, among many others.

The nasal spray unit dose consists of 1.0 mg of lorazepam using a 10 mg/mL solution. Higher strengths are possible and are being investigated.

In addition to filing the intranasal lorazepam provisional patent application, AXIUM is also developing Lorazepam oral spray for epilepsy/acute seizures emergency treatment.

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Both the intranasal and sublingual spry lorazepam are being developed for the control of acute severe seizures usually requires hospitalization and emergency treatment by means of intravenous anticonvulsant drugs.

Lorazepam is a drug of choice because of its perceived anticonvulsant activity and relatively low level of side effects. Any delay in effective treatment of acute seizures increases the possibility of mortality and morbidity.

Administration of anticonvulsants by more convenient routes (buccal, nasal) has been actively studied, but to date no medications in such form have been approved in North America. Accordingly, we believe there is an unmet need for a convenient, acute, and fast acting treatment of the acute seizures, particularly in out-of-hospital settings, which does not require parenteral administration.

The Lorazepam nasal and oral spray for transmucosal and olfactory delivery is based on our waterless self-nanoemulsifying formula, which is designed to prevent precipitation of the active ingredient after contact with saliva.  We believe the spray provides fast onset of action and is designed to optimize drug absorption through the oral mucosa. Because the drug enters the blood stream directly, it avoids the first pass metabolism in liver and is efficiently and quickly delivered to the brain.

Based on our review of studies performed by third-parties unaffiliated with our Company, we believe the both the nasal and oral spray formulation of Lorazepam can provide a fast and effective treatment of acute seizures in the hospital, outpatient settings or in the home. This novel form of the anticonvulsant is a convenient alternative to injectable (especially intravenous) Lorazepam for efficient control of epilepsy emergencies. This spray can be used either by the patient or by any non-trained person even in the time of ongoing seizures.

Plan of Operation

•	Continue to undertake formulation of novel products and subsequent preclinical and clinical trials for intranasal lorazepam;
•	Seek regulatory approvals for our intranasal lorazepam;
•	Develop, formulate, manufacture and commercialize our products;
•	Implement additional internal systems and develop new infrastructure;
•	Acquire or in-license additional products or technologies, or expand the use of our technology;
•	Maintain, defend and expand the scope of our intellectual property; and
•	Hire qualified personnel.

Future product revenue will depend on our ability to develops, receive regulatory approvals for, and successfully market, our intranasal lorazepam. In the event that our development efforts result in regulatory approval and successful commercialization of our intranasal lorazepam, we will generate revenue from direct sales of our products and/or, if we license our products to future collaborators, from the receipt of license fees and royalties from licensed products.

Management estimates that our research and development expenses for the next 12 months will be approximately $3.0 million, primarily for research and pilot studies. We also estimate that other expenses, including personnel, general and administrative and miscellaneous expenses could be as much as $2.0 million during the same time period. Because we currently have no revenues, most likely the only source of funding these expenses will be through the sale of our securities, either equity or debt. We are currently exploring possible funding sources, but we have not entered into any arrangements or agreements for funding as of this time. If we are unable to raise the necessary funding, our research and development plans will be delayed indefinitely. There can be no assurance that we will be able to raise the funds necessary to carry out our business plan on terms favorable to the company, or at all.

The business background and certain other information about our directors and executive officers, as well our key employee, is set forth below.

Axium is a development-stage pharmaceutical and drug delivery company capitalizing on the advantages of administering prescription drugs through the nasal cavity for systemic delivery. Axium's goal is to become recognized internationally as the leader in the field of intranasal pharmaceuticals by building a fully integrated technology platform that encompasses the research, development, clinical evaluation, manufacturing and commercialization of proprietary nasal delivery products.

The Company is managed by seasoned business professionals with extensive business and sector experience. The management team is dedicated to the success of the Company and to maximizing the operational performance of the Company’s strategic plan.

Where You Can Find Us

Our principal executive offices are located at:

Axium Pharmaceuticals, Inc.

265 Eastchester Drive, Suite 133, High Point, NC 27262

Our telephone number at this address is:   1-888-805-7734

Our website address is http://www.axium-pharma.com

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The Offering

Issuer:	Axium Pharmaceuticals, Inc.

Common stock offered by us:	50,000,000 shares at $0.10 per share

Common stock offered by the selling stockholders:	1,396,000 shares at $0.10 per share

Common stock outstanding before the offering:	45,130,000 shares

Common stock to be outstanding after the offering:	95,130,000 shares.

Use of proceeds:	We expect to receive net proceeds from this offering of approximately $0.10 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We will not receive any proceeds from the sale of shares of common stock in this offering by the selling stockholders.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

No Trading on the OTC Markets Trading System:	Our common stock does not trade anywhere currently. We do not yet trade on the OTC Markets Group quotation system and have not been assigned a ticker symbol.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;
•	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;
•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or
•	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to stockholder non-binding advisory votes;
•	submit for stockholder approval golden parachute payments not previously approved;
•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and
•	present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
•	present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

Risks Relating to Our Business and Industry

Labor shortages could increase our labor costs significantly or restrict our growth plans.

Our operations are and will be highly dependent on qualified management and operating personnel. Qualified individuals have historically been in short supply and an inability to attract and retain them would limit the success of our existing operations as well as our development of new products. We can make no assurances that we will be able to attract and retain qualified individuals in the future. Additionally, the cost of attracting and retaining qualified individuals may be higher than we anticipate, and as a result, our profitability could decline.

Our marketing programs may not be successful.

We plan to expend significant resources in our marketing efforts, using a variety of media, including social media venues. We expect to continue to conduct brand awareness programs and guest initiatives to attract and retain guests. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to purchase significantly more television and radio advertising than we are able to purchase. Should our competitors increase spending on advertising and promotions or our advertising funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate Dr. Anthony Harrelson, our President and Chief Executive Officer, and certain of our other senior executive officers. We currently do not have an employment agreement in place with Dr. Harrelson. The loss of the services of our CEO, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our insurance policies may not provide adequate levels of coverage against all claims, and fluctuating insurance requirements and costs could negatively impact our profitability.

We believe our insurance coverage is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. These losses, if they occur, could have a material and adverse effect on our business and results of operations. In addition, the cost of workers’ compensation insurance, general liability insurance and directors’ and officers’ liability insurance fluctuates based on our historical trends, market conditions and availability. Additionally, health insurance costs in general have risen significantly over the past few years and are expected to continue to increase. These increases, as well as recently-enacted federal legislation requiring employers to provide specified levels of health insurance to all employees, could have a negative impact on our profitability, and there can be no assurance that we will be able to successfully offset the effect of such increases with plan modifications and cost control measures, additional operating efficiencies or the pass-through of such increased costs to our guests.

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We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to protect our intellectual property. The Company presently has one US patent application pending for INTRANASAL ADMINISTRATION OF BENZODIAZEPHINS IN THE TREATMENT OF EPILEPSY (application #62/603,523 Intranasal Administration of Benzodiazepines in the Treatment of Epilepsy) with a filing date of June 5, 2017.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our facility. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

A major natural or man-made disaster at our corporate facility could have a material adverse effect on our business.

Most of our corporate systems, processes and corporate support for our operations are centralized at our one North Carolina location, with the exception of back-up data tapes that are sent off-site on a weekly basis. We are currently implementing a new disaster recovery plan, including the establishment of a datacenter/co-location facility. If we are unable to fully develop a new disaster recovery plan, we may experience failures or delays in recovery of data, delayed reporting and compliance, inability to perform necessary corporate functions and other breakdowns in normal operating procedures that could have a material adverse effect on our business and create exposure to administrative and other legal claims against us.

We will incur increased costs and obligations as a result of being a public company.

As a privately held company, we have not been responsible for certain corporate governance and financial reporting practices and policies required of a publicly traded company. Following this offering, we will be a publicly traded company and will incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as well as rules implemented by the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Market, require changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We estimate that we will incur additional incremental costs per year associated with being a publicly-traded company; however, it is possible that our actual incremental costs of being a publicly-traded company will be higher than we currently estimate. In estimating these costs, we took into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

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Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this offering, and will likely require in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. In addition, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.

Federal, state and local tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S. Although we believe our tax estimates are reasonable, if the Internal Revenue Service (“IRS”) or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Risks Related to our Operation as a Public Company

If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

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Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

The Company is conducting this Offering by the efforts of our officers and directors without the benefit of an underwriter who would have assisted to confirm the accuracy of the disclosure in our prospectus and without the benefit of an underwriter the Company may not be able to sell all or any of the shares offered herein.

The Company is responsible for the accuracy of the disclosure in this prospectus. The Company is conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. The Common Stock are being offered on our behalf on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

The offering price of our Common Stock has been determined arbitrarily.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The price of our Common Stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the Common Stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

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Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. We cannot make any assurances that even if all of the shares are purchased, we could have the same result. We cannot assure you that there will be a market in the future for our Common Stock, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from pursuant to this Offering.

Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (but may not to offer one to us since we are a shell company and may still be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 1,000,000 shares of our common stock, which represents approximately 1% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB. We may consider pursuing a listing on OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

The market price of our common stock may be volatile following this offering, and our stock price may fall below the initial public offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

•	changes in general economic or business conditions, both domestically and internationally;

•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

•	the number of securities analysts covering us;

•	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	changes in market valuations or earnings of companies that investors deemed comparable to us;

•	the average daily trading volume of our common stock;

•	future issuances of our common stock or other securities;

•	additions or departures of key personnel;

•	perceptions in the marketplace regarding our competitors and/or us;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

We may receive no proceeds or very minimal proceeds from the offering.

Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	Has not received enough proceeds from the offering to begin operations; and

•	Has no market for its shares.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

•	the success of our existing and new technologies;
•	our ability to successfully develop and expand our operations;
•	changes in economic conditions, including continuing effects from the recent recession;
•	damage to our reputation or lack of acceptance of our brands;
•	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;
•	increases in our labor costs, including as a result of changes in government regulation;
•	labor shortages or increased labor costs;
•	increasing competition in the industry in general;
•	changes in attitudes or negative publicity regarding drug safety and health concerns;
•	the success of our marketing programs;
•	potential fluctuations in our quarterly operating results due to new products and other factors;
•	the effect on existing products of focusing on other products in the same markets;
•	the loss of key members of our management team;
•	strain on our infrastructure and resources caused by our growth;
•	the impact of federal, state or local government regulations relating to the industry;
•	the impact of litigation;
•	our inability to obtain adequate levels of insurance coverage;
•	the impact of our substantial indebtedness;
•	future asset impairment charges;
•	security breaches of confidential information;
•	inadequate protection of our intellectual property;
•	our ability to raise capital in the future;
•	the failure or breach of our information technology systems;
•	a major natural or man-made disaster at our corporate facility;
•	increased costs and obligations as a result of being a public company;
•	the impact of federal, state and local tax rules;
•	concentration of ownership among our existing executives, directors and principal shareholders may prevent new investors from influencing significant corporate decisions; and
•	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

13

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We assume no obligation to provide revisions to any forward-looking statements should circumstances change.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products and services. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

•	cash provided by operating activities;
•	available cash and cash investments; and
•	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market.

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If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion but have not yet grown. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer insurance. Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have been unable to obtain directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. While we are attempting to obtain such insurance, there can be no assurance that we will be able to do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither North Carolina law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by North Carolina law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income or any other measure to be indicative of our future operating results. Our future operating results will depend upon many other factors, including:

- the level of product and price competition,

- our success in expanding our business network and managing our growth,

- the ability to hire qualified employees, and

- the timing of such hiring and our ability to control costs.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists solely of current executive officers, which means that we do not have any outside or independent directors. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision making process of the Board. In this regard, our lack of an independent compensation committee presents the risk that our executive officers on the Board may have influence over his/their personal compensation and benefits levels that may not be commensurate with our financial performance. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting challenges we face. With solely officers sitting on the Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

We depend upon key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees, in particular, Dr. Anthony Harrelson, our Chief Executive Officer. We believe Dr. Harrelson possesses valuable knowledge about and experience, as well as a history of success in management, and that his knowledge and relationships would be difficult to replicate. We have not entered into an employment agreement with Dr. Harrelson and, although we are considering doing so, have not acquired key-person life insurance on any executive officer. The unexpected loss of the services of Dr. Harrelson could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

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Requirements associated with being a reporting public company will require significant company resources and management attention.

Once the registration statement of which this prospectus is a part is declared effective by the SEC, we will be subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and legal, audit and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our management controls a large block of our common stock and all of our preferred stock that will allow them to control us.

As of the date of this prospectus, members of our management team and affiliates beneficially own approximately 94.9% of our outstanding common stock. As such, management owns approximately 94.9% of our voting power. In addition, Dr. Harrelson owns 100% of the 5,000,000 issued and outstanding shares of Preferred Stock. This provides Dr. Harrelson with an additional 5,000,000 votes on any corporate action. The preferred stock also converts into common stock at the ratio of 5 shares of common stock for every 1 share of preferred, and thus Dr. Harrelson has the right to convert all of his preferred shares into an additional 25,000,000 shares of common stock at any time. As a result, management will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)	election of our board of directors;
b)	removal of any of our directors;
c)	amendment of our articles of incorporation or bylaws; and
d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

Risks Related to the Offering and Our Common Stock

Our stock price is likely to be extremely volatile and our common stock is not listed on a stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock is likely to be extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock is not currently quoted or listed for trading anywhere, is not listed on a stock exchange, nor do we currently intend to list the common stock on a stock exchange. An active public market for our common stock does not currently exist, and even if it does someday exist, it may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

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Among the factors that could affect our stock price are:

•	industry trends and the business success of our customers;
•	actual or anticipated fluctuations in our quarterly financial and operating results that vary from the expectations of our management or of securities analysts and investors;
•	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
•	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;
•	regulatory and legislative developments concerning open pit mining in Georgia;
•	litigation;
•	general market conditions;
•	other domestic and international macroeconomic factors unrelated to our performance; and
•	additions or departures of key personnel.

The offering is not underwritten and there is no minimum offering requirement.

We are selling the shares of our common stock offered hereby directly on a best efforts basis and without the assistance of an underwriter. Because the offering is not underwritten by a broker-dealer on a firm commitment basis, there can be no assurance that all, or even a substantial number, of the shares of common stock we are offering hereby will be sold. If we do not sell all of the shares we are offering hereby, we could be required to raise additional capital earlier than we would if we did sell all of the shares we are so offering.

The offering price per share of our common stock offered under this prospectus may not be indicative of the value of future price of our common stock and, therefore, may not be realized upon any future disposition of your shares of our common stock.

Because there is currently no active trading market for our common stock, our board of directors established the offering price for the common stock based on factors it considered appropriate, including the lack of recent trading prices for the common stock and its analysis of the Company’s future prospects. See “Determination of the Offering Price.”

Also, as noted above there is no underwriter involved in the offering. When an underwriter is involved, the offering price in an offering typically reflects market forces at work because the underwriter works with the issuer to price the offering, based on factors that include demand for the shares from securities dealers and the underwriter’s analysis of the issuer’s financial performance. Although imperfect and expensive, this process provides some protection that the offering price is the market price.

If you purchase shares in the offering, you may not be able to sell them at or above the offering price. The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded securities often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Accordingly, we cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the offering price.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. While most of these shares are held by our principal stockholder, who is also an executive officer, and we believe that such holder has no current intention to sell a significant number of shares of our stock, if he were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted, given his affiliate status) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

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Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Assuming all shares offered hereby are sold, after the consummation of this offering we will have 51,396,000 shares of common stock outstanding on a fully diluted basis. All shares of our common stock sold in this offering will be freely tradable without restriction under the Securities Act, except for any shares that are held or acquired by our affiliates, as that term is defined in the Securities Act.

Purchasing shares of our common stock through this offering will result in an immediate and substantial dilution of your investment.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. See “Dilution.”

Furthermore, if we raise additional capital by issuing new convertible or equity securities at a lower price than the initial public offering price, your interest will be further diluted. This may result in the loss of all or a portion of your investment. If our future access to public markets is limited or our performance decreases, we may need to carry out a private placement or public offering of our common stock at a lower price than the initial public offering price. In addition, newer securities may have rights, preferences or privileges senior to those of securities held by you.

There is a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

Our common stock is not listed on a stock exchange and is not currently quoted or listed for trading anywhere. We do not intend to apply to list our shares of common stock on an exchange in connection with this offering or in the foreseeable future, although we may seek to work with a market maker to have our common stock listed on the Over-the-Counter Bulletin Board. An active trading market for shares of our common stock may never develop or be sustained following this offering. Persons purchasing shares in the offering may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the offering price even if a liquid trading market does develop. This limited trading market for our common stock also may reduce the market value of our common stock. Before purchasing you should consider the limited trading market for our shares and be financially prepared and able to hold your shares for an indefinite period. See “Market for Common Stock, Dividend Policy and Related Stockholder Matters.”

While we may attempt to have our common stock listed on the OTC Markets Group OTCQB Market Tier (“OTCQB”), there is no assurance that we will be able to do so. Even if our common stock is listed on the OTCQB, or on the Pink tier of the OTC Markets Group quotation system, these OTC marketplaces have less liquidity and fewer buyers and sellers than stock exchanges such as NASDAQ and the New York Stock Exchange. There is currently no market for our common stock. If an active trading market for our stock does not develop, you may not be able to sell your shares in an efficient manner and the sale of a large number of shares at one time could temporarily depress the market price. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock.  When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time. For these reasons, our common stock should not be viewed as a short-term investment. Furthermore, a trading market for our common stock may never develop and you could end up holding your shares indefinitely.

Our preferred stock has rights senior to those of our common stock which could adversely affect holders of common stock.

North Carolina law, and our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock.

The Company currently has 5,000,000 of preferred stock authorized and 100% of our preferred stock is issued to Dr. Anthony Harrelson.

According to the Certificate of Designation for our Preferred Stock filed in North Carolina, the conversion rate represents the number of common shares shareholders may receive for every 1 convertible preferred share. For Axium the conversion rate is 5.0, which allows the owner of the preferred shares to exchange each preferred share for 5.0 common shares of Axium. Anthony Harrelson owns 100% of the 5,000,000 issued and outstanding shares of Preferred Stock, which he can therefore convert into an additional 25,000,000 shares of common stock at any time.

The Preferred shares carry voting rights. Such voting rights provide the holder thereof with a vote for each share owned. As Anthony Harrelson owns 100% of the 5,000,000 issued and outstanding shares of Preferred Stock, he is entitled to an additional 5,000,000 votes in addition to his majority ownership of common stock. Therefore, through his ownership of both common and preferred stock, Dr. Harrelson ultimately has authority to approve every corporate action.

The Preferred Shares also rank senior to any other class of shares of the Company with respect to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company.

Mountain Share Transfer, LLC currently serves as transfer agent for the Common Stock and Preferred Stock.

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We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates). We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile. There is currently no market for our common stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We have broad discretion to use the net proceeds from the offering and our investment of those proceeds may not yield favorable returns.

We will have broad discretion over the use of the net proceeds of the offering and may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment. Although this prospectus generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds. Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds, and we may spend the proceeds in a manner that stockholders do not deem desirable. Our application of the net proceeds of the offering may not ultimately improve our operating results or increase the value of your investment.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Axium Pharmaceuticals, Inc. and could depress our stock price.

Our amended articles of incorporation authorize 2,500,000,000 shares of common stock, of which 1,396,000 are currently outstanding, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our company.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward- looking statements as defined by federal securities laws.  For this purpose, forward- looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward looking information is based on various factors and was derived using numerous assumptions.  For these statements, we claim the protection of the “bespeaks caution” doctrine. Such forward-looking statements include, but are not limited to:

•	statements regarding our anticipated financial and operating results, including anticipated sources of revenues, when we expect to begin to receive revenues with respect to services we provide and anticipated;
•	statement regarding anticipated future sources of revenues;
•	statement regarding management’s expectation with respect to future acquisitions producing more significant revenues during the in the future;
•	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;
•	statements regarding the anticipated timing and impact of our pending acquisitions;
•	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and
•	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in the pace of legislation;
•	other regulatory developments that could limit the market for our products;
•	our ability to successfully integrate acquired entities;
•	competitive developments, including the possibility of new entrants into our primary markets;
•	the loss of key personnel; and
•	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.10, the per-share offering price.

	10%	50%	100%
Gross offering proceeds	$500,000	2,500,000	5,000,000
Estimated expenses of the offering	$25,000	$25,000	$25,000
Net proceeds from the offering,	$475,000	2,475,000	4,975,000

We intend to use the net proceeds as follows:- (10% offing amount received, totaling $475,000)

•	$50,000 spent on further R&D

•	$50,000 to pursue FDA approvals

•	$200,000 office/manufacturing space

•	$50,000 Clinical trials

•	$25,000 legal, accounting

•	$100,000 in the bank for general and administrative expenses

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We intend to use the net proceeds as follows:- (50% offing amount received, totaling $2,475,000)

•	$500,000 spent on further R&D

•	$500,000 to pursue FDA approvals

•	$500,000 office/manufacturing space

•	$250,000 Clinical trials

•	$250,000 legal, accounting

•	$475,000 in the bank for general and administrative expenses

We intend to use the net proceeds as follows: (100% offing amount receive, totaling $4,975,000)

•	$1.0 Million spent on further R&D

•	$1.0 million to pursue FDA approvals

•	$1.0 million office/manufacturing space

•	$500,000 Clinical trials

•	$500,000 legal, accounting

•	$975,000 in the bank for general and administrative expenses

We feel that the if we receive the full amount of allocated proceeds, we will have sufficient funds to commercialize intranasal lorazepam, whether we are granted orphan drug designation or not. In the event we are granted orphan drug designation, the orphan drug designation could provide the following benefits, Protocol assistance offered by FDA, tax credits of 50% of the clinical drug testing cost awarded upon approval, Waiver of NDA/BLA application fee—this is a $2.2 million value, seven-year market exclusivity, among many others.

In the event Axium does not receive orphan drug designation but receives 50% of the offering amount, 50% of the offering amount will not be sufficient to commercialize intranasal Lorazepam with or without the orphan drug designation.

In the event, we only receive 10% of the offering amount and receive orphan drug designation we will not have sufficient funds commercialize intranasal lorazepam.

In the event we only receive 10% of the offering amount and do not receive orphan drug designation for intranasal lorazepam we will not have sufficient funds to commercialize intranasal lorazepam. Axium will take a loan to commercialize intranasal lorazepam of approximately $2.5 million dollars to cover legal fees and the cost of the FDA’s NDA/BLA application, which is $2.2 million. Out of those borrowed funds, $2.2 would be spent on the NDA/BLA application fee— and the remainder of $300,000 for legal fees to prepare and submit the NDA/BLA application. This, in itself, would not be sufficient funds to commercialize intranasal lorazepam.

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

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This expected use of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our intranasal lorazepam, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.10 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of value of Axium Pharmaceuticals, Inc. or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently does not trade at all and is not quoted on any market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Axium Pharmaceuticals, Inc. and could depress our stock price.”

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DILUTION TABLE

The price of the current offering is fixed at $0.10 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company's inception.

Our Officers and Directors invested $0 on May 30, 2017, paying $0 per share for their 45,130,000 common shares. On June 22, 2017, 1,396,000 of these common shares were transferred from Dr. Harrelson to the Selling Stockholders.

Assuming completion of the offering, there will be up to 95,130,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders' equity (deficit) of ($19,770) or ($24,770) excluding deferred offering costs as of September 30, 2017.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.10	$0.10	$0.10	$0.10
Shares after offering	95,130,000	82,630,000	70,130,000	57,630,000
Amount of net new funding	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Proceeds net of est. offering costs	$4,975,000	$3,725,000	$2,475,000	$1,225,000
Book value before offering (per share)	$(.001)	(.001)	(.001)	(.001)
Book value after offering (per share)	$.052	.045	.035	.021
Increase per share	$.053	.046	.036	.022
Dilution to investors	$.048	.055	.065	.079
Dilution as percentage	47.96%	55.22%	65.06%	79.17%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per Share	Shares Held	Total Number of Ownership	Amount of Consideration Paid
Affiliate Stockholders	$0	45,130,000	45,130,000	$0
Selling Stockholders*	$0	0	0	$0
Investors in This Offering	$0.10	50,000,000	50,000,000	$5,000,000

________________

*The Selling Stockholders received a total of 1,396,000 shares of the Company’s common stock from Dr. Anthony Harrelson on June 22, 2017. The Selling Stockholders paid no consideration for their 1,396,000 shares of common stock. Because these 1,396,000 shares held by the Selling Stockholders were received from Dr. Harrelson, rather than issued directly by the Company, their transfer from Dr. Harrelson to the Selling Stockholders does not affect the dilution table.

MARKET FOR COMMON STOCK, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently quoted anywhere. We currently have no trading symbol or “ticker.” In the future, we anticipate our stock being quoted by the OTC Markets Group. The trading price of our common stock might be extremely volatile. Further, the stock market has from time to time experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These kinds of broad market fluctuations may adversely affect the market price of our common stock. For additional information, see “Risk Factors” above.

In addition to 1,396,000 outstanding shares of common stock, we have 5,000,000 authorized shares of preferred stock, all of which are outstanding and beneficially owned by Dr. Anthony Harrelson, our CEO. Each of Dr. Harrelson’s 5,000,000 shares of preferred stock converts into 5 shares of common stock, meaning that he can convert into an additional 25,000,000 shares of our common stock at any time. Other than the 5,000,000 shares of preferred stock issued to Dr. Harrelson, there are no other outstanding securities convertible into shares of our common stock, or warrants or options outstanding that are exercisable for shares of our common stock.

As of December 31, 2017, there are approximately 17 holders of record of our common stock.

We have never declared or paid cash dividends on our common stock. We anticipate that in the future we will retain any earnings for operation of our business. Accordingly, we do not anticipate declaring or paying any cash dividends in the foreseeable future.

We currently have no equity compensation plans. However, we may have to issue additional shares of common stock in the future in connection with future acquisitions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Information

The statements in this report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our estimates. Some of these risks and assumptions include those set forth in reports and other documents we have filed with or furnished to the United States Securities and Exchange Commission (“SEC”). We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and other documents we file from time to time with the SEC.

Presentation of Information

As used in this quarterly report, the terms "we", "us", "our" and the “Company” mean Axium Pharmaceuticals, Inc., unless the context requires otherwise.

All dollar amounts in this quarterly report refer to US dollars unless otherwise indicated.

Business

Axium Pharmaceuticals Inc. is a specialty pharmaceutical company that is developing and commercializing innovative drugs and novel drug delivery systems.

The U.S. Food and Drug Administration (FDA) has approved lorazepam to treat anxiety-related disorders and induce sedation, and it is currently marketed in injectable and tablet forms. Axium believes that companies marketing these preparations have not sought FDA approval to use these medications for intranasal or transmucosal delivery.

The Company submitted an orphan designation request to the FDA for the intranasal lorazepam, for the use of Lorazepam administered intranasal in the Treatment of Lennox-Gastaut syndrome using the formulation that Axium is developing. As of the date of this Registration Statement, the Company has not received orphan designation approval from the FDA.

If granted, orphan drug designation could provide the following benefits, Protocol assistance offered by FDA, tax credits of 50% of the clinical drug testing cost awarded upon approval, Waiver of NDA/BLA application fee—this is a $2.2 million value, seven-year market exclusivity, among many others.

The nasal spray unit dose consists of 1.0 mg of lorazepam using a 10 mg/mL solution. Higher strengths are possible and are being investigated.

In addition to filing the intranasal lorazepam provisional patent application, AXIUM is also developing Lorazepam oral spray for epilepsy/acute seizures emergency treatment.

Both the intranasal and sublingual spry lorazepam are being developed for the control of acute severe seizures usually requires hospitalization and emergency treatment by means of intravenous anticonvulsant drugs.

Lorazepam is a drug of choice because of its perceived anticonvulsant activity and relatively low level of side effects.  Any delay in effective treatment of acute seizures increases the possibility of mortality and morbidity.

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Administration of anticonvulsants by more convenient routes (buccal, nasal) has been actively studied, but to date no medications in such form have been approved in North America. Accordingly, we believe there is an unmet need for a convenient, acute, and fast acting treatment of the acute seizures, particularly in out-of-hospital settings, which does not require parenteral administration.

The Lorazepam nasal and oral spray for transmucosal and olfactory delivery is based on our waterless self-nanoemulsifying formula, which is designed to prevent precipitation of the active ingredient after contact with saliva.  We believe the spray provides fast onset of action and is designed to optimize drug absorption through the oral mucosa. Because the drug enters the blood stream directly, it avoids the first pass metabolism in liver and is efficiently and quickly delivered to the brain.

Based on our review of studies performed by third-parties unaffiliated with our Company, we believe that both the nasal and oral spray formulation of Lorazepam can provide a fast and effective treatment of acute seizures in the hospital, outpatient settings or in the home. This novel form of the anticonvulsant is a convenient alternative to injectable (especially intravenous) Lorazepam for efficient control of epilepsy emergencies. This spray can be used either by the patient or by any non-trained person even in the time of ongoing seizures.

Nasally administered drugs are convenient and easy. The administration is painless and does not expose the patient or caregiver to accidental needle sticks. Waste is reduced without the need for sharps containers and hazardous disposal. Intranasal administration is safe for the patient with no high peak serum levels. Nasally administered drugs are safer to use for violent individuals or for seizure victims. Various medications may be delivered to the patient in any position, whether sitting, lying down, prone, on side or upside-down. Since nasal administration takes only a second to administer the patient may not need to be restrained We have incorporated a notch on the side of our nasal sprayer that meters the dosage to a safe of amount of Lorazepam nasal to be delivered to the patient preventing an overdose and only allowing the amount of medication that is needed to stop a seizure to be administered through the nasal sprayer.

We believe that our waterless self –nanoemulsifying formulation of intranasal lorazepam will provide quick absorption for several reasons. Our product is intended to be approximately 200 nanometers in particle size. This makes the product small enough to quickly and easily be absorbed in the mucosa or the inside of the noise. There is another important reason Axium’s intranasal delivery of our product provides quick absorption, intranasal lorazepam is intended to be approximately 200 nanometers this is important because the particle size of the drug delivered intranasally is a direct route to the central nervous system. This allows the drug to bypass the blood brain barrier via the olfactory receptors are located within the mucosa of the nasal cavity.

The small size of the drug particle allows the drug to cross the blood-brain barrier to be delivered directly to the central nervous system quickly delivering the drug and in theory stopping a seizure much more quickly than a drug that is injected through a blood vein. Nasal medication bypasses the first-pass metabolism while oral medications do not. All blood from the intestines is routed to the liver for detoxification. The liver metabolizes around 90% of oral medications before the medication reaches the heart. This leaves very little of the drug remaining after liver detoxification for patient use. A nasally administered drug; however, absorbs directly into the veins through the nasal mucosa; therefore, by-passing first pass metabolism. The heart then pumps the drug to the entire body without delay.

Intranasal administration represents the most promising, novel, non-invasive method for delivering therapeutic formulations directly to the central nervous system and our intranasal lorazepam is intended to be approximately 200 nanometers allowing intended drug to quickly be absorbed by mucosa or the inside of the noise and bypass the blood-brain barrier and enter and directly the treat the central nervous system which is where seizures originate.

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Expected Duration of Product Development and Expected Costs

The estimated duration of product development is 12 months for pre-clinical studies, including toxicology and safety pharmacology in accordance with FDA requirements, with an estimated cost of approximately $5 million. Clinical trials can start within three years after the start of the project. Because the proposed product is based on a long approved and well-known drug with good safety profile, and the proposed dosage is in the approved dosage range, we believe that a shortened clinical development could possibly be sufficient for marketing approval in the United States. We also believe that Lorazepam oral spray in the U.S. may satisfy development program requirements outlined in Section 505(b) (2) of Food and Drug Administration (“FDA”) New Drug Application. We estimate the approximate cost of the clinical trials program to be around $5 million.

Section 505(b) (2)

An application under section 505(b)(2) of Federal Food, Drug and Cosmetic Act contains full safety and effectiveness reports, but allows at least some of the information required for approval to come from studies not conducted by or for the applicant. This application can only be used for drugs that are similar or equivalent to the ones already approved by the FDA in an NDA for another company. The applicant does not need to get permission from the original filer to use their information and it allows the applicant to rely on studies published in the scientific literature to demonstrate the safety and effectiveness of new drug. The 505(b) (2) application is intended to encourage sponsors to develop innovative medicines using currently available products by significantly reducing the time and money to bring new application of an old drug to market. There is no assurance that any of our proposed products will satisfy the requirements for Section 505(b) (2) approval, or that we will be successful in completing the shortened approval process for any OTC product. If we are unable to use the 505(b) (2) process, we will experience a significant increase in development expenses and approval time will be considerably longer. This could ultimately preclude the marketing of our proposed products, which could have a serious negative affect to our business plan and potential for future revenues.

Intellectual Property

Patents are a key determinant of market exclusivity for most branded pharmaceutical products. Protection for individual products or technologies extends for varying periods, in accordance with the expiration dates of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent, its scope of coverage and the availability of meaningful legal remedies in the country.

We do not own or license any granted patents at this time.

We have one US provisional patent application for INTRANASAL ADMINISTRATION OF BENZODIAZEPINES IN THE TREATMENT OF EPILEPSY (application #62/603,523 Intranasal Administration of Benzodiazepines in the Treatment of Epilepsy). The application was filed by the United States Patent and Trademark Office on 06/05/2017 the provisional application will expire exactly one year after the filing in the event a non-provisional patent is not filed in its place. We intended to file a non- provisional application with funds attained from the offering.

Provisional Patent application – (currently filed) The reduced formality threshold of provisional patent application filings offers a number of significant advantages to the inventor and entrepreneur. A first advantage is that since the formality requirement for a provisional application is greatly reduced as compared to a nonprovisional application (less attention needs to be paid to form and format), the cost of preparing and filing a provisional application can be significantly lower. This is especially true when an entrepreneur has put together a write-up of the invention, including a complete set of figures describing his invention, and is able to either file his own application or turn the materials over to a patent attorney for filing with very little revision required.

Since the provisional application delays the need to file a non-provisional patent application for 12 months, this pendency period can be used to evaluate the merits of the invention. For a small entrepreneur, this might mean 12 months in which to seek funding to proceed further with product development. For larger companies, the use of provisional patent applications enables a 12 month period during which to decide which applications will provide the greatest value to the company and deserve further investment.

The use of the invention in the filed provisional application (application #62/603,523 Intranasal Administration of Benzodiazepines in the Treatment of Epilepsy) is the use of lorazepam which is a class of drug called Benzodiazepine delivered intranasally for the reduction of total convulsive seizure frequency in the treatment of epilepsy.

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What makes our Lorazepam nasal spray unique is that we have discovered that Ativan® Injection for parental administration sold by Wyeth Laboratories, (a Wyeth-Ayerst Company.) can be prepared for intranasal use by dissolving injectable Ativan® in polyethylene glycol and diluting the solution with propylene glycol. Ativan® Injection a commercially available injectable composition approved by the FDA and sold by Wyeth Laboratories under the brand name Ativan® includes 2 mg of lorazepam in 0.18 mL of polyethylene glycol 400 in propylene glycol with 2.0% benzyl alcohol as a preservative. The injectable Ativan® composition was not acceptable for an intranasal spray administration because benzyl alcohol is irritating to the nasal cavity.

A commercially available injectable composition approved by the FDA and sold by Wyeth Laboratories under the brand name Ativan® will be used as the base product of our nasal spray, this composition is not acceptable for intranasal spray administration until we reformulate it because it contains benzyl. The benzyl alcohol is irritating to the mucosa or the inside of the noise. The Lorazepam we intended to develop will use commercially available injectable composition approved by the FDA and sold by Wyeth Laboratories under the brand name Ativan® we will alter the injectable Ativan® so that it will be suitable for intranasal usage.

Our formulation of the altered injectable Ativan® also known as Lorazepam will be formulated in a liquid composition for use as a nasal spray. Since Ativan® also known as Lorazepam is insoluble in water, we discovered that the injectable Ativan® also known as Lorazepam can be dissolved in polyethylene glycol and then we dilute the solution with propylene glycol. By diluting the commercially available injectable Ativan® composition approved by the FDA and sold by Wyeth Laboratories under the brand name Ativan® with propylene glycol our intranasal lorazepam will be suitable for intranasal usage and no longer be irritating to the mucosa or the inside of the noise.

A novel and suitable liquid composition for use in a spray device for intranasal administration is demonstrated herein and includes a solvent in which the desired concentration of Lorazepam that can be attained to provide the desired unit-dose in a total sprayed liquid volume that can be delivered by the device and accommodated and absorbed by the patients mucosa and olfactory bypassing the blood-brain barrier via the olfactory system, increasing the availability of treatment for epilepsy.

We are in the process of developing brand names and trademarks for products in all areas. We consider the overall protection of our patent, trademark and other intellectual property rights to be of material value and act to protect these rights from infringement.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any future patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position.

Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents that we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues.

We also rely on technological know-how’s, composition’s trade secrets and other unpatented proprietary information. We will seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

Plan of Operations

•	Continue to undertake formulation of novel products and subsequent preclinical and clinical trials for our intranasal lorazepam;
•	Seek regulatory approvals for our intranasal lorazepam;
•	Develop, formulate, manufacture and commercialize our products;
•	Implement additional internal systems and develop new infrastructure;
•	Acquire or in-license additional products or technologies, or expand the use of our technology;
•	Maintain, defend and expand the scope of our intellectual property; and
•	Hire qualified personnel.

Future product revenue will depend on our ability to develops, receive regulatory approvals for, and successfully market, our intranasal lorazepam. In the event that our development efforts result in regulatory approval and successful commercialization of our intranasal lorazepam, we will generate revenue from direct sales of our products and/or, if we license our products to future collaborators, from the receipt of license fees and royalties from licensed products.

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Management estimates that our research and development expenses for the next 12 months will be approximately $3.0 million, primarily for research and pilot studies. We also estimate that other expenses, including personnel, general and administrative and miscellaneous expenses could be as much as $2.0 million during the same time period. Because we currently have no revenues, most likely the only source of funding these expenses will be through the sale of our securities, either equity or debt. We are currently exploring possible funding sources, but we have not entered into any arrangements or agreements for funding as of this time. If we are unable to raise the necessary funding, our research and development plans will be delayed indefinitely. There can be no assurance that we will be able to raise the funds necessary to carry out our business plan on terms favorable to the company, or at all.

Clinical trials

Based on preclinical testing, an IND is filed with the FDA to begin human testing of the drug. The IND becomes effective, if not rejected by the FDA, within 30 days. The IND must indicate the results of previous experiments, how, where and by whom the new studies will be conducted, the chemical structure of the compound, the possible mechanism of action, any toxic effects of the compound found in the animal studies and how the product is manufactured. All clinical trials must be conducted in accordance with good clinical practice (“GCP”), regulations. In addition, an Institutional Review Board (“IRB”), generally comprised of physicians at the hospital or clinic where the proposed studies will be conducted, must review and approve the IND. The IRB also continues to monitor the study. We must submit progress reports detailing the results of the clinical trials to the FDA at least annually. In addition, the FDA may, at any time during the 30-day period or at any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization and then only under terms authorized by the FDA. In some instances, the IND application process can result in substantial delay and expense.

Clinical trials involve the administration of a new drug to humans, under the supervision of qualified investigators using the protocol approved by the FDA and IRB, to establish the safety and efficacy of the product candidate for the intended use.

Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase me clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a product has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at several clinical trial sites in different geographical locations. Clinical trials need to be conducted in compliance with the FDA’s Good Clinical Practice requirements.

After the completion of clinical trials, if there is substantial evidence that the drug is safe and effective, a New Drug Application (“NDA”) is filed with the FDA. The NDA must contain all of the information on the drug gathered to that date, including data from the clinical trials. NDAs are often over 100,000 pages in length.

NDA Submission

The results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, are submitted to FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The FDA reviews all submitted NDAs and is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug.

In such an event, the NDA must be resubmitted with the additional information and, again, is subject to review before filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA. Under the Federal Food, Drug and Cosmetic Act, the FDA has 365 days in which to review the NDA and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification regarding information already provided in the submission. The FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation as to whether the application should be approved.

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The FDA is not bound by the recommendation of an advisory committee. If FDA evaluations of the NDA and the manufacturing facilities are favorable, the FDA may issue either an approval letter, or an approvable letter that will likely contain a number of conditions that must be met in order to secure final approval of the NDA. When and if those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter, authorizing commercial marketing of the drug for certain indications. If the FDA’s evaluation of the NDA submission or manufacturing facilities is not favorable, the FDA may refuse to approve the NDA or issue a not approvable letter.

If the FDA approves the NDA, the drug becomes available for physicians to prescribe. Periodic reports must be submitted to the FDA, including descriptions of any adverse reactions reported. The FDA may request additional post marketing studies, or Phase IV studies, to evaluate long-term effects of the approved drug.

The Company's objective is to offer safe and viable alternatives to oral, intramuscular and intravenous drug delivery systems.

Based on a review of the medical literature, it is apparent physicians have desired a rapidly absorbed, noninjectable delivery alternative for benzodiazepines. The nasal Lorazepam formulation is an example of Axiums ability to address an unmet medical need. Axium looks forward to licensing this technology to interested pharmaceutical marketing partners.

The Company believes that the nasal delivery system we intend to use for intranasal administration of lorazepam will not be considered a medical device that would require FDA approval.

The U.S. Food and Drug Administration (FDA) has approved lorazepam to treat epileptic seizures and anxiety-related disorders and induce sedation, and it is currently marketed in injectable and tablet forms. Axium believes that companies marketing these preparations have not sought FDA approval to use these medications for intranasal delivery.

In outlining the object of the invention, the U.S. Patent application documentation describes the new intranasal administration product as a reproducible and convenient delivery of one or more predetermined unit doses of lorazepam in the form of a nasal spray delivery system. The objective is to produce the relatively rapid onset of a therapeutic effect and the moderate duration of therapeutic activity, with minimal side effects and improved bioavailability, according to the documents.

Furthermore, the system's delivery method is designed to be easy, producing minimal physical discomfort and anxiety to the patient, the patent documents state. The medication is to be delivered through a small, inexpensive, manually operated and disposable device, and will be prepared under aseptic conditions; no significant residue is to be left in the delivery device following administration, thus minimizing abuse potential, according to the documents.

Axium is seeking a marketing partner for this product and will guide it through the FDA under a 505(b)(2) NDA application.

Corporate History

We were originally incorporated on May 30, 2017 in the State of North Carolina.

Results of Operations

The following discussion and analysis of our results of operations and financial condition for the periods ended June 30, 2017 and September 30, 2017 should be read in conjunction with our financial statements and related notes included in this report.

Period ended June 30, 2017

General and Administrative Expenses

Our general and administrative expenses for the Period ended June 30, 2017 amounted to $125.

Net Loss from operations

As a result of the foregoing general and administrative expenses, and as we have not yet generated any revenues since our inception, our net loss for the Period ended June 30, 2017 was $125.

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Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through loans made by the majority shareholder.

As of June 30, 2017, we had cash and cash equivalents of $600.

We had negative cash flow from operating activities of $125 for the Period ended June 30, 2017.

We had no cash flow from investing activities for the Periods ended June 30, 2017.

We had positive cash flow from financing activities of $725 for the Period ended June 30, 2017 due to advances made by the majority shareholder.

Period ended September 30, 2017

General and Administrative Expenses

Our general and administrative expenses for the Period ended September 30, 2017 amounted to $19.645.

Net Loss from operations

As a result of the foregoing general and administrative expenses, and as we have not yet generated any revenues since our inception, our net loss for the Period ended September 30, 2017 was $19,645.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through loans made by the majority shareholder.

As of September 30, 2017, we had cash and cash equivalents of $14,434.

We had negative cash flow from operating activities of $17,832 for the Period ended September 30, 2017.

We had no cash flow from investing activities for the Period ended September 30, 2017.

We had positive cash flow from financing activities of $31,666 for the Period ended September 30, 2017 due to advances made by the majority shareholder.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our financial statements for the periods ended June 30, 2017 and September 30, 2017 have been prepared on a going concern basis and Note 4 to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our common stock and loans from related and other parties to fund our operations. We do not anticipate generating any revenues in the foreseeable future, and if we are unable to raise equity or secure alternative financing, we may not be able to pursue our plans and our business may fail.

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Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles issued by the FASB. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Selected Financial Data

Not applicable.

Item 3. Quantitative and Qualitative Disclosures of Market Risk

Not applicable.

Item 4. Controls and Procedures

We carried out an evaluation required by the Securities Exchange Act of 1934 (the “1934 Act”), under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15(e) of the 1934 Act, as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and to provide reasonable assurance that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

During the most recent fiscal quarter, there has not occurred any change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives as specified above. Management does not expect, however, that our disclosure controls and procedures will prevent or detect all error and fraud. Any control system, no matter how well designed and operated, is based upon certain assumptions and can provide only reasonable, not absolute, assurance that its objectives will be met. Further, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected.

Competition

Our future success depends, in part, upon our ability to develop products and achieve market share at the expense of existing and more established and future products in the relevant target markets. Existing and future products, therapies, technological approaches or delivery systems will compete directly with our products that are used to treat the same medical conditions. Competing products may provide greater therapeutic benefits for a specific indication, or may offer comparable performance at a lower cost.

Management recognizes that competition in the development of novel drug delivery methods and formulations is intense.  Several companies work in the field of use of colloidal delivery systems, including nano-and micro emulsions. Most competitors have significantly longer operating histories, more advanced technology and greater financial resources.

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Additionally, most of our competitors have significantly greater experience in

•	Developing drugs;
•	Undertaking preclinical testing and human clinical trials;
•	Obtaining FDA and other regulatory approvals of drugs;
•	Formulating and manufacturing drugs; and
•	Launching, marketing, distributing and selling drugs.

Companies that we are in competition with include, but are not limited to Pfizer, Wyeth, Upsher-Smith Laboratories, Stiefel Laboratories, Merck, BMS, Boston Therapeutics, Biovail and others. We believe that we could possibly compete with these companies because we have several unique methods and novel technological approaches that could potentially allow us to reach proposed targets and develop formulations with improved properties.

Lorazepam spray

We believe that currently there are no nasal or oral sprays containing lorazepam or other benzodiazepines that could treat severe epileptic seizures and be suitable for use in non-hospital settings.

Pfizer/Wyeth markets an injectable drug branded ATIVAN® that is used to treat serious seizures (status epilepticus). It is also used before surgeries or procedures to cause drowsiness, decrease anxiety, and cause forgetfulness about the procedure or surgery. This drug may also be used to cause drowsiness in patients who need a tube and machine to help with breathing (intubated), to prevent nausea and vomiting in patients on chemotherapy, and to treat a mental/mood disorder (delirium).  This medication is also available in tablet form and form of oral solution to relieve anxiety and promote sleep.

Several companies are developing novel, non-injectable, fast acting medicines for treatment of acute seizures. These companies include large and medium size pharmaceutical companies, as well as universities, government agencies and other private and public research organizations. Examples include Upsher-Smith Laboratories, ViroPharma, Valeant Pharmaceuticals International, Medir Pharmaceuticals (The Netherlands). In particular, Upsher-Smith Laboratories, has successfully advanced a Midazolam Intranasal Spray through several Phase I and Phase II trials, demonstrating improved control of partial and generalized seizures over placebo. In 2011, Upsher-Smith initiated a global double-blind placebo-controlled Phase III study under a special protocol assessment agreement with FDA.

Currently Diazepam rectal gel 5 mg/ml (Diastat®, Valeant Pharmaceuticals International) is the only non-injectable product, approved in the United States and Canada for treatment of cluster seizures. Due to obvious limitations and inconvenience, it is highly desirable to have an alternative non-invasive anti-seizure preparation. We believe that our proposed nasal and oral spray of Lorazepam could satisfy the need in emergency treatment of status epilepticus and acute seizures.

Employees

Currently, we do not have any employees. Our directors and officers are devoting their time to the company in developing our products. Management is presently reviewing the near term possibility of engaging qualified, full-time personnel to assist in developing and marketing our products. We may use non-employee consultants to assist us in formulating a research and development strategy, preparing regulatory submissions, developing protocols for clinical trials, for designing, equipping and staffing future manufacturing facilities and for business development. We may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Consultants and advisors usually have the right to terminate their relationships on short notice. Loss of some of these key consultants or advisors could interrupt or delay development of one or more of our products or otherwise adversely affect our business plans.

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We expect to continue to need qualified scientific personnel and personnel with experience in clinical testing, government regulation and manufacturing. We may have difficulty in obtaining qualified scientific and technical personnel as there is strong competition for such personnel from other pharmaceutical and biotechnology companies, as well as universities and research institutions. Our business could be materially harmed if we are unable to recruit and retain qualified scientific, administrative and executive personnel to support our expanding activities, or if one or more members of our limited scientific and management staff were unable or unwilling to continue their association with us.

Research and Development

We estimate that the Company spent $0 since inception on research and development activities. The research performed by Dr. Anthony Harrelson, and the associated costs, estimated at $5,000, have not been included in the Company’s financials.

Properties

We currently use as our principal place of business the business office of our director, Anthony Harrelson, in High Point, NC. We have no written agreement and currently pay no rent for the use of the facilities. We are presently in the process of locating commercial office space from which to conduct our business.

Legal Proceedings

At the time of this filing, there are no legal proceedings involving Axium Pharmaceuticals, Inc., its executive officers or directors.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than described herein, we are not involved in, or the subject of, any pending legal proceedings or governmental actions the outcome of which, in management’s opinion, would be material to our financial condition or results of operations.

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MANAGEMENT OF AXIUM PHARMACEUTICALS, INC.

Executive Officers and Directors

The following table sets forth, as of the date of this registration statement, the name, age and positions of our executive officers and directors.

NAME	AGE	POSITION

Dr. Anthony Harrelson	37	Chief Executive Officer and Director
Kevin Beaumont	25	Secretary and Director

The business background and certain other information about our directors and executive officers, as well our key employee, is set forth below

Anthony Harrelson, CEO, Director (age 37)

Anthony Harrelson is the founder and CEO of Axium Pharmaceuticals, Inc. His research work is primarily in microbiology and biopharmaceutical technologies. Starting numerous companies has allowed the transition of assisting low skilled adults to better paying jobs. Mr. Harrelson continues to work with schools and others to design and focus on the development and commercialization of fully personalized immunotherapies using stem cells to combat deadly contagious viruses such as HIV & Ebola.

Our Board of Directors believes that Mr. Harrelson’s qualifications to serve as a Director of Axium Pharmaceuticals, Inc. include his scientific and management background, his over 12 years’ of experience serving in both a business development and executive capacity.

Dr. Harrelson has over 12 years’ experience in discovering and developing opportunities in the area of biotechnology pharmaceutical and consumer health products. He is currently managing his own investments related to consumer health products and drug delivery. From January 2017 to May 2017, Mr. Harrelson was exploring new business opportunities, which included examining new products and technologies and preliminarily organizing a scientific team. These efforts eventually led to the assignment of the products and technology representing Axium formed here in 2017.

Anthony Harrelson founded Caster Works Inc., a small private company with 6 employees and no board of directors in 2010.

Dr. Harrelson served as CEO of both companies his overall responsibility for creating, planning, implementing and integrating the strategic direction of an organization. This includes responsibility for all components and departments of a business.

He made certain that the organization's leadership maintains constant awareness of both the external and internal competitive landscape, opportunities for expansion, customers, markets, new industry developments and standards, and so forth.

•	His responsibilities included: Creating, communicating and implementing the organization's vision, mission, and overall direction. Leading the development and implementation of the overall organization's strategy.
•	Leading, guiding, directing, and evaluating the work of other executive leaders including presidents, vice presidents, and directors, depending on the organization's reporting structure. In the process of leading these senior leaders, the he made certain that the strategic direction and set filters down through the organization to ensure its achievement.
•	Soliciting advice and guidance, when appropriate, from a Board of Directors.
•	Formulating and implementing the strategic plan that guides the direction of the business or organization. Assuring that the plan creation involves significant input from the organization so that there is little push back on the complete implementation.
•	Overseeing the complete operation of an organization in accordance with the direction established in the strategic plans. This includes the design of the organization in a manner that facilitates and supports the operations.
•	Evaluating the success of the organization in reaching its goals. Making sure that each strategic goal is measurable or that the outcomes can be described so graphically that an agreed upon picture is shared by the team.

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•	Maintaining awareness of both the external and the internal competitive landscape, opportunities for expansion, customers, markets, new industry developments and standards, and so forth. Looking at potential acquisitions or the sale of the company under circumstances that will enhance shareholder value.
•	Representing the organization for civic and professional association responsibilities and activities in the local community, the state, and at the national level. (Other senior leaders bear responsibility for these ventures as interested or assigned as well.)
•	Participating in industry-related events or associations that will enhance the companies leadership skills or the organization's reputation and potential for success. Making certain that staff members understand that these responsibilities are shared and that every employee is responsible for helping the organization maintain industry ties.
•	Demonstrating the leadership necessary to make the organization's mission a success. This leadership includes providing leadership vision, leadership that attracts followers, and all other aspects of successful leadership.
•	Holding the organization members responsible and accountable for carrying out all aspects of their roles. Dr. Harrelson’s work with people who are competent to attain each component of his or her job description. To ensure organizational competency.
•	He worked to create a learning organization that will continue to grow and flourish and enhance the skills and abilities of employees. Only if these significant players continue to learn and grow will the organization succeed at the level desired.
•	Additionally, ad CEO he worked to ensure that the organization's leaders experience the consequences of their actions whether through reward and recognition or performance coaching and disciplinary actions. Without responsibility and accountability that is actively expected and reinforced.

•	His experience has helped him find that he has lead organizations that does not points fingers, assigns blame, and makes excuses for their failure to attain desired success and profitability.

Kevin Beaumont Director and Secretary (25)

Mr. Beaumont’s qualifications to serve on the Board of Axium include, among others, his significant executive and board-level experience in both the pharmaceutical industries and financial expertise and experience in managing and directing businesses in various other industries.

Kevin Beaumont has served as the Secretary of Cater Works Inc. From 2010 - May of 2017

•	Kevin’s skills include maintaining the company's statutory registers;
•	updating the records held by maintaining the company's registered office;
•	advising management on their legal and corporate responsibilities and matters of corporate governance
•	ensuring company compliance with legal obligations;
•	managing and storing the company's records, e.g. re investments, property, payroll, insurance, accounting, taxation (VAT, PAYE, Corporation Tax); and
•	liaison between the company and its stakeholders and shareholders
•	The company secretary is responsible for the efficient administration of a company, particularly with regard to ensuring compliance with statutory and regulatory requirements and for ensuring that decisions of the board of directors are implemented.[1]

With over 7 years’ experience he is adequately qualified to serve on the board of directors as the secretary.

Committees of the Board of Directors

No director is deemed to be an independent director. Currently we do not have any standing committees of the board of directors. Until formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal committee.

Contributed Capital

During the year 2017, Anthony Harrelson contributed various administrative services to the Company. These services include basic management and accounting services, and utilization of office space and equipment.

The Company has recorded loans from shareholders, amounts due to shareholders for expenses paid on its behalf by shareholders as Loans from Officer on its balance sheet. The payable bears no interest, is unsecured and due and payable upon demand.

In July 2017, Mr. Harrelson loaned $15,000 to the company pursuant to the terms of a demand promissory note agreement. The note is unsecured, carries interest at the rate of 11.5% per annum and is payable within 30 days on demand. The company will use the proceeds from the loan to conduct its general business operations until additional funding can be arranged, of which there can be no assurance.

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Executive Compensation

We have not had a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to officers, directors or employees for the year 2017. Further, we have not entered into an employment agreement with any of our officers, directors or any other persons and no such agreements are anticipated in the immediate future. We expect that directors will defer any compensation until such time as the company is in a better financial position and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation.

There are no family relationships between any of our executive officers and Directors.

Executive Compensation

Summary Compensation Table

The following sets forth the compensation paid by Axium Pharmaceuticals, Inc. since inception to our Chief Executive Officer and any other executive officers during the period ending December 31, 2017 (the “named executive officers”); as of December 31, 2017, such officers are compensated directly by Axium Pharmaceuticals, Inc.

						Non-Equity	Nonqualified	All
Name and					Warrant /	Incentive	Deferred	Other
Principal				Stock	Option	Plan	Compensation	Compen
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation (1)	Total

Dr. Anthony Harrelson	2017	$0	0	0	0	0	0	0	$0
Chief Executive Officer and Director

Kevin Beaumont	2017	$0	0	0	0	0	0	0	$0
Secretary, Director

None of our named executive officers held options or other unvested equity awards as of December 31, 2017.

Compensation of Directors

We currently do not compensate our directors for their service as directors. In the future, we may compensate our directors with cash compensation and for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business.

Related Party Transactions

During the month, the majority stockholder loaned cash of $5,725 to the Company to fund certain operating expenses of the Company. The loans are unsecured, non-interest bearing, and due on demand.

As of December 31, 2017, the following founders’ shares were issued and outstanding: 1,396,000 common shares and 5,000,000 convertible preferred shares.

Since our common stock is not presently quoted and in the future is likely to be quoted on the OTC Market Group’s quotation system, we are not now and are not likely to be subject to certain rules regarding the independence of directors applicable to companies traded on a national securities exchange. However, the Board of Directors has determined that our directors are not independent as defined in listing standards of the New York Stock Exchange and Nasdaq, because they serve as executive officers of Axium Pharmaceuticals, Inc.

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PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of January 10, 2018, and immediately after the completion of this offering by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors, (3) each of our executive officers listed in the summary compensation table, below, (4) all of our directors and executive officers as a group and (5) each selling stockholder. Other than as noted below, none of the selling stockholders has held any position or office, or had a material relationship, with Axium Pharmaceuticals, Inc. or any of its predecessors or affiliates. The Company’s officers and directors, Dr. Anthony Harrelson and Kevin Beaumont, are not selling any shares in this Offering.

Other than as indicated, each of the selling stockholders acquired their shares directly from the Company shortly after formation and each of them are friends or family of the Company’s CEO.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering, assuming all the shares offered hereby are sold, as determined in accordance with Rule 13d-3 under the Exchange Act and are based on shares of our common stock outstanding as of December 31, 2017.

Other than as identified below, none of the selling stockholders are broker-dealers or affiliates of broker dealers.

Dr. Anthony Harrelson’s Shares Owned below includes 10,234,000 shares of common stock in his own name and another 32,500,000 shares of common stock held in the name of Atlas Holding Corp, LLC, an entity which he controls as sole member and Director, for a total beneficial ownership of 42,734,000 shares of common stock. Dr. Harrelson also owns an additional 5,000,000 shares of preferred stock and each share is convertible at any time into 5 shares of our common stock, giving him the potential to convert into an additional 25,000,000 shares of our common stock, as noted below.

	Number and Percent of Class of Common Stock Issued and Outstanding
	Immediately Prior to this Offering				Immediately After this Offering
Beneficial Owner	Shares Owned		Percentage Of Class	Shares Offered	Shares Owned		Percentage Of Class

Dr. Anthony Harrelson (1)	42,734,000	#	94.7%	0	42,734,000	#	45.59%
Kevin Beaumont*	1,000,000		2.2%	0	1,000,000		1.06%
All Directors and Officers as a Group	43,734,000		96.9%	0	43,734,000		46.65%
Gene Harrelson	1,000,000		2.2%	1,000,000	0		0
			Less Than 1%
Kathy Harrelson	100,000			100,000	0		0
Wayne Vanschoick	10,000			10,000	0		0
Spencer Vanschoick	10,000			10,000	0		0
Demetrious A. Marshall	5,000			5,000	0		0
Michael Darr	5,000			5,000	0		0
Robert Lundeen	100,000			100,000	0		0
Brent Key	25,000			25,000	0		0
David Cleaver	50,000			50,000	0		0
Robert Craft, Jr.	5,000			5,000	0		0
Eugene Sherman	50,000			50,000	0		0
Patrick Patterson	25,000			25,000	0		0
Phil Cleveaver	10,000			10,000	0		0
John T. Shank	1,000			1,000	0		0

All Selling stockholders as a Group	1,396,000			1,396,000

37

(1)	The address for Dr. Harrelson is P.O. Box 4181 Archdale, NC 27263. Dr. Harrelson is an officer and director of the Company. Dr. Harrelson himself owns 10,234,000 shares of common stock in his own name and beneficially owns another 32,500,000 shares of common stock in the name of Atlas Holding Corp, LLC, an entity which he controls as sole member and Director, for a total beneficial ownership of 42,734,000 shares of common stock.

& ^

Dr. Harrelson also owns 5,000,000 of the Company’s Preferred Stock, which provides him with an additional 5,000,000 votes on any corporate action prior to being converted into common stock, and which he can choose to convert into an additional 25,000,000 shares of common stock at any time, meaning that Dr. Harrelson canretain voting control even if he were to eventually sell all of his currently issued 42,734,000 shares of common stock in the Company. Dr. Harrelson is not selling any of his preferred stock or common stock in this Offering, and is not a Selling stockholder.

^ #	Assumes all 50,000,000 shares being offered are sold, and that Dr. Harrelson does not convert his 5,000,000 shares of preferred stock into 25,000,000 additional shares of common stock. If Dr. Harrelson converted his 5,000,000 shares of preferred stock into common stock, he would hold a total of 67,734,000 shares of common stock, which would equal a majority ownership of 72.26%, even if all 50,000,000 shares being offered are sold.

*	Kevin Beaumont is a Director but is not a Selling stockholder in this Offering.

Addresses are only provided for shareholders who beneficially own greater than 5%.

38

PLAN OF DISTRIBUTION

Plan of Distribution for Axium Pharmaceuticals, Inc.’s Initial Public Offering of 50,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the company assurance as to the marketability of its shares to these identified parties.

This offering (for both the Company and the selling stockholders) will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.  None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.  None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.  None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.  Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Plan of Distribution for the Selling Stockholders’ Distribution of 1,396,000 Shares of Common Stock

The selling stockholders of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at $0.10 per share. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
•	a combination of such methods of sale; or
•	any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

39

In the event of the transfer by a selling stockholder of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus by filing of prospectus supplement in order to have the pledgee, donee or other transferee listed in place of the selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares, to exceed what is customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and the selling stockholders and/or broker-dealers will be subject to the prospectus delivery requirements of the Securities Act.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

From time to time, the selling stockholder may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by the selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required by us in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M as discussed below. All of the foregoing may affect the marketability of the shares of common stock.

We will bear all expenses of the registration statement of which this prospectus is a part including, but not limited to, legal, accounting and printing fees. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction or both.

The selling stockholders are required to comply with: (i) the prospectus delivery requirements; and (ii) the applicable “blue sky” laws of the various states, in connection with the sale of its shares offered hereby. We will receive no proceeds from the sale of the selling stockholders’ shares pursuant to this prospectus.

The selling stockholders will act independently of Axium Pharmaceuticals, Inc. in making decisions with respect to the timing, manner and size of each sale or sale-related transfer.

40

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, as discussed below, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of North Carolina law.

Our authorized capital stock consists of 2,500,000,000 shares of common stock, $0.10 par value per share, of which 45,130,000 shares are issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, of which 5,000,000 are issued and outstanding, and held by the Company’s CEO, Dr. Anthony Harrelson, as of the date hereof.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

41

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company currently has 5,000,000 of preferred stock authorized and 100% of our preferred stock is issued to Dr. Anthony Harrelson, CEO. The Board of Directors is authorized, without further stockholder approval, to issue from time to time any of our authorized but unissued shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

According to the Certificate of Designation for our Preferred Stock filed in North Carolina, the conversion rate represents the number of common shares shareholders may receive for every 1 convertible preferred share. For Axium the conversion rate is 5.0, which allows the owner of the preferred shares to exchange each preferred share for 5.0 common shares of Axium. Anthony Harrelson owns 100% of the 5,000,000 issued and outstanding shares of Preferred Stock, which he can therefore convert into an additional 25,000,000 shares of common stock at any time.

The Preferred shares carry voting rights. Such voting rights provide the holder thereof with a vote for each share owned. As Anthony Harrelson owns 100% of the 5,000,000 issued and outstanding shares of Preferred Stock, he is entitled to an additional 5,000,000 votes in addition to his majority ownership of common stock. Therefore, through his ownership of both common and preferred stock, Dr. Harrelson ultimately has authority to approve every corporate action.

The Preferred Shares alsorank senior to any other class of shares of the Company with respect to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company.

Mountain Share Transfer, LLC currently serves as transfer agent for the Common Stock and Preferred Stock.

EXPERTS

The audited financial statements of Axium Pharmaceuticals, Inc. as of June 30, 2017 included in this prospectus and in the registration statement have been so included in reliance upon the report of WEINBERG & BAER LLC, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq., Baltimore, Maryland, will issue to Axium Pharmaceuticals, Inc. its opinion regarding the legality of the common stock being offered hereby. Matheau J. W. Stout, Esq. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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F-1

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Axium Pharmaceuticals Inc.:

We have audited the accompanying balance sheet of Axium Pharmaceuticals Inc. as of June 30, 2017 and the related statements of operations, stockholders’ equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axium Pharmaceuticals Inc. as of June 30, 2017 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred an operating loss since inception. Further, as of June 30, 2017, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

July 27, 2017

F-2

Axium Pharmaceuticals, Inc.

BALANCE SHEET

June 30, 2017

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$600
Deferred Offerings Costs	5,000

Total Current Assets		$5,600

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Loans from Officer	5,725
Total Current Liabilities		$5,725

STOCKHOLDERS' EQUITY
Common Stock (2,495,000,000 authorized, 45,130,000 issued, Par $0.10)	4,513,000
Preferred Stock (5,000,000 authorized, 5,000,000 issued, Par $0.10)	500,000
Deferred Stock (60 authorized, Par $0.10)	–
Deficit resulting from founders' shares issued	(5,013,000)
Net Income (Loss)	(125)

Total Stockholders' Equity		(125)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$5,600

The accompanying notes are an integral part of these financial statements.

F-3

Axium Pharmaceuticals, Inc.

STATEMENTS OF OPERATIONS

1 MONTH ENDED
June 30, 2017

INCOME	$0

OPERATING EXPENSES	125

INCOME BEFORE INCOME TAX	(125)

Provision for Income Tax	–

NET INCOME (LOSS)	$(125)

Weighted average common shares outstanding - basic and fully diluted	45,130,000
Net Income (Loss) per common share	$0.00

The accompanying notes are an integral part of these financial statements.

F-4

Axium Pharmaceuticals, Inc.

STATEMENTS OF CASH FLOWS

1 MONTH ENDED
June 30, 2017
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(125)

Net Cash Flow From Operating Activities	$(125)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds From Related Party Loans	$5,725
Offering Costs	$(5,000)
Net Cash Flow From Financing Activities	$725

NET INCREASE (DECREASE IN CASH)	$600

CASH AT BEGINNING OF PERIOD	0

CASH AT END OF PERIOD	$600

The accompanying notes are an integral part of these financial statements.

F-5

Axium Pharmaceuticals, Inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY

One Month ended June 30, 2017

	Preferred Stock		Common Stock		Deferred Stock		Deficit Resulting from Founders’ Shares	Retained Earnings
	Shares	$	Shares	$	Shares	$	Issued	(Deficit)	Total
Balance, June 1, 2017	–	$–	–	$–	–	$–	$–	$–	$–
Founders’ Shares Issued	5,000,000	500,000	45,130,000	4,513,000	–	–	(5,013,000)	–	$–
Net Income (Loss)								(125)	$(125)
Balance, June 30, 2017	5,000,000	$500,000	45,130,000	$4,513,000	0	$0	$(5,013,000)	$(125)	$(125)

The accompanying notes are an integral part of these financial statements.

F-6

AXIUM PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2017

1.	Summary of Significant Accounting Policies

This summary of significant accounting policies of Axium Pharmaceuticals, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. The Company prepares its financial statements on the GAAP basis of accounting. The Company operates on a calendar year. These financial statements are for the month ended June 30, 2017.

Nature of Operations – The Company is a biopharmaceutical company focused on the development and commercialization of fully personalized immunotherapies for the treatment of neurological disorders, such as epilepsy and panic attacks, infectious diseases and diabetes. The Company was incorporated in the state of North Carolina May 30, 2017. The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the Company’s business plan, obtaining patent protection and obtaining Section 505(b)(2) approval.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of determining cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2017.

Fair Value of Financial Instruments – The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherit in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quotes prices in the active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

As of June 30, 2017, the carrying value of loans that are required to be measured at fair value approximated fair value due to the short-term nature and maturity of these instruments.

F-7

Income Taxes – The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company provides a valuation allowance for deferred tax assets, when required, based on evaluation of the realizability of such deferred tax assets.

The tax effects of the significant temporary differences representing deferred assets (liabilities) as of the month ended June 30, 2017:

June 30, 2017
Net operating loss	$125
Valuation allowance	(125)
Net deferred income tax asset	$–

The Company had no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of June 30, 2017.

Earnings per Share – Basic earnings per share is computed based on the average number of common shares outstanding. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Due to a loss for the period ended June 30, 2017, the outstanding convertible preferred shares are anti-dilutive.

Recently Issued Accounting Pronouncements – The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.	Stockholders’ Equity

The company is authorized to issue 2,494,575,693 shares of $0.10 par value common stock; 5,000,000 shares of $0.10 par value convertible preferred stock; 424,247 common “A” shares of $0.10 par value common stock; and 60 shares $0.10 par value deferred stock. As of June 30, 2017, the following founders’ shares were issued and outstanding: 45,130,000 common shares and 5,000,000 convertible preferred shares. All common shares have equal voting rights and have one vote per share. The common and common “A” shares have equal rights with regard to the receipt of dividends and bonus shares and the distribution of Company property during liquidation. The deferred shares have no rights except the right to be reimbursed in the amount of par value upon liquidation. The convertible preferred shares rank senior to all other classes with regard to dividends and liquidation and dissolution of the Company.

3.	Related Party Transactions

During the month, the majority stockholder loaned cash of $5,725 to the Company to fund certain operating expenses of the Company. The loans are unsecured, non-interest bearing, and due on demand.

As of June 30, 2017, the following founders’ shares were issued and outstanding: 45,130,000 common shares and 5,000,000 convertible preferred shares. All founders’ shares were issued for no monetary consideration. The fair value of the common and preferred shares at the time of issuance approximated the consideration paid.

As of June 30, 2017, the following founders’ shares were issued and outstanding: 45,130,000 common shares and 5,000,000 convertible preferred shares. All founders’ shares were issued for no monetary consideration. The fair value of the common and preferred shares at the time of issuance approximated the consideration paid.

4.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise funds through equity offerings. There is no guarantee that the Company will be successful in these efforts.

5.	Subsequent event

The company received a related party loan in the amount of $15,000 from the majority stockholder in July, 2017.

F-8

Axium Pharmaceuticals, Inc.

BALANCE SHEET

(Unaudited)

September 30, 2017
Assets
Cash and cash equivalents	$14,434
Deferred offering costs	5,000
Current assets	19,434
Total Assets	$19,434

Liabilities & Stockholders' Equity
Accounts payable	$1,813
Loans from officer	37,391
Total Liabilities	39,204

Stockholders' Equity (Deficit)
Common Stock (2,495,000 authorized, 45,130,000 shares issued, par $0.10)	$4,513,000

Preferred Stock (5,000,000 shares authorized, 5,000,000 issued, par $0.10)	500,000

Deficit resulting from founders' shares issued	(5,013,000)

Retained Earnings (Deficit)	(19,770)
Total Stockholders' Equity (Deficit)	(19,770)
Total Liabilities & Stockholders' Equity (Deficit)	$19,434

See accompanying notes to financial statements.

F-9

Axium Pharmaceuticals, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended September 30, 2017
Revenues	$–
General & administrative expenses	19,645
Income (loss) before taxes	(19,645)
Tax expense (benefit)	–
Net Income (Loss)	$(19,645)

Weighted average common shares outstanding - basic and fully diluted	45,130,000

Net income (Loss) per common share	$–

See accompanying notes to financial statements.

F-10

Axium Pharmaceuticals, Inc.

STATEMENTS OF CASH FLOWS

(Unaudited)

Three Months Ended September 30, 2017
Operating Activities	–
Net Income (loss)	$(19,645)
Change in deferred registration fees	–
Change in accounts payable	1,813
Cash provided by (used in) operating activities	(17,832)

Investing Activities
Cash provided by (used in) investing activities	–

Financing Activities
Loans from officer	31,666
Cash provided by (used in) financing activities	31,666
Increase (decrease) in cash & cash equivalents	13,834

Beginning - cash & cash equivalents	600
Ending - cash & cash equivalents	$14,434

Cash paid for interest	$–
Cash paid for taxes	$–

See accompanying notes to financial statements.

F-11

AXIUM PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2017

(Unaudited)

1.       Summary of Significant Accounting Policies

This summary of significant accounting policies of Axium Pharmaceuticals, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. The Company prepares its financial statements on the U.S. GAAP basis of accounting. The Company operates on a calendar year. The financial statements are for the three months ended September 30, 2017.

In the opinion of management, the accompanying unaudited condensed financial statements of Axium Pharmaceuticals, Inc. contain all adjustments necessary to present fairly the Company’s financial position as of September 30, 2017 and its results of operations and cash flows for the period ended September 30, 2017. The accompanying unaudited interim condensed financial statements have been prepared in accordance with instructions to Form 10-Q. The results of operations for the periods ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year.

Nature of Operations

The Company is a pharmaceutical company aimed at utilizing drug delivery innovations for developing intranasal lorazepam. It was incorporated in the state of North Carolina May 30, 2017. The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the Company’s business plan, obtaining patent protection and obtaining Section 505(b)(2) approval.

The Federal Drug Association (the “FDA”) has accepted the Company’s applications for Lorazepam nasal product. The applications is under review, but has not yet been approved with the orphan drug designation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of determining cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At various times throughout the year, the Company may have cash balances in financial institutions which exceed the amount that is federally insured. There were no cash equivalents at September 30, 2017.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherit in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

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Level 1 – Quotes prices in the active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

As of September 30, 2017, the carrying value of loans that are required to be measured at fair value approximated fair value due to the short-term nature and maturity of these instruments.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company provides a valuation allowance for deferred tax assets, when required, based on an evaluation of the realizability of such deferred tax assets.

Earnings per Common Share

Basic earnings per share is computed based on the average number of common shares outstanding. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Due to a loss for the period ended September 30, 2017, the outstanding convertible preferred shares are anti-dilutive.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.       Income Taxes

Income tax expense differs from the amount computed by applying the statutory federal income tax rate of 15% to income (loss) before income taxes primarily due to changes in the valuation allowance provided against deferred taxes.

September 30, 2017
Federal Corporate Rate (taxable income <$50,000)	15%
State Corporate Rate (3% for NC)	3%
Combined Effective Rate	18%

NOL - June 30, 2017	$(125)
Net Loss	(19,645)
NOL - September 30, 2017	$(19,770)

NOL Tax Benefit Carryforward	$3,470
Valuation Allowance	$(3,470)
Deferred Tax Asset	$–

F-13

The federal and state net operating loss carryforwards expire after 20 and 15 years, respectively. Realization of the net operating loss carryforwards and other deferred tax assets is dependent on the Company generating sufficient taxable income prior to expiration of the loss carryforwards and may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

The Company has no history of generating taxable income and it is uncertain whether the Company will generate any taxable income in future periods. Thus, a valuation allowance has been provided for the Company’s deferred income tax assets. The valuation allowance established by the Company is subject to periodic review and adjustment based on changes in facts and circumstances. The net increase in the valuation allowance resulted primarily from the increase in net operating loss carryforwards.

The Company has adopted guidance issued by the Financial Accounting Standards Board with respect to accounting for uncertainty in income taxes. Under this guidance, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company had no material unrecognized tax benefits at September 30, 2017.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively.  The Company has no amounts accrued for interest or penalties as of September 30, 2017.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Because the Company has incurred cumulative net operating losses since inception, all tax years remain open to examination by federal and state authorities.

4. Stockholders’ Equity

The Company is authorized to issue 2,494,575,693 shares of $0.10 par value common stock; 5,000,000 shares of $0.10 par value convertible preferred stock; 424,247 common “A” shares of $0.10 par value common stock; and 60 shares $0.10 par value deferred stock. As of September 30, 2017, the following founders’ shares were issued and outstanding: 45,130,000 common shares and 5,000,000 convertible preferred shares. All common shares have equal voting rights and have one vote per share. The common and common “A” shares have equal rights with regard to the receipt of dividends and bonus shares and the distribution of Company property during liquidation. The deferred shares have no rights except the right to be reimbursed in the amount of par value upon liquidation. The convertible preferred shares rank senior to all other classes with regard to dividends and liquidation and dissolution of the Company.

5. Related Party Transactions

During the four months ended September 30, 2017, the majority stockholder loaned cash of $37,391 to the Company to fund certain operating expenses of the Company. The loan is unsecured, non-interest bearing, and due on demand.

As of September 30, 2017, the following founders’ shares were issued and outstanding: 45,130,000 common shares and 5,000,000 convertible preferred shares.

6. Going Concern

The Company has incurred net losses since inception through September 30, 2017 totaling $19,770 and has negative working capital at September 30, 2017. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-14

Management is planning to raise funds through equity offerings. There is no guarantee that the Company will be successful in these efforts.

7.       Subsequent Events

Management has evaluated events or transactions occurring subsequent to the balance sheet date, through October, 25, 2017, the date the financial statements were available to be issued, and has determined that no events or transactions, other than those described below, have occurred that require adjustment to or additional disclosure in the financial statements.

F-15

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company.

Expense

SEC Registration Fee:	$1,102.06
Blue Sky fees and expenses:	1000.00
Legal fees and expenses:	10,000.00
Accounting fees and expenses:	20,000.00
Printing expenses	–

*Total:	$32,102.06

Item 14.  Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to enter into compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

II-1

Item 15. Recent Sales of Unregistered Securities

A total of 45,130,000 shares of the Company’s common stock were issued to the following individuals as founder’s shares, for no monetary consideration. 42,734,000 of the shares are beneficially held by Dr. Anthony Harrelson, the Company’s CEO. 1,000,000 of the shares are held by Kevin Beaumont, the Company’s Director. In addition, Dr. Anthony Harrelson was also issued 5,000,000 preferred shares, as founder’s shares, for no monetary consideration.

The remaining 1,396,000 shares are held by non-affiliate shareholders who all received their shares for no consideration on June 22, 2017 directly from Dr. Anthony Harrelson due to their relationship as friends or family members of Dr. Anthony Harrelson, the Company’s CEO, and all are likewise listed herein as Selling stockholders.

Shareholder	Date Awarded	Shares
Gene Harrelson	06/22/17	1,000,000
Kathy Harrelson	06/22/17	100,000
John T. Shank	06/22/17	1,000
Wayne Vanschoick	06/22/17	10,000
Spencer Vanschoick	06/22/17	10,000
Demetrious A. Marshall	06/22/17	5,000
Michael Darr	06/22/17	5,000
Robert Lundeen	06/22/17	100,000
Brent Key	06/22/17	25,000
David Cleaver	06/22/17	50,000
Robert Craft, Jr.	06/22/17	5,000
Eugene Sherman	06/22/17	50,000
Patrick Patterson	06/22/17	25,000
Phil Cleveaver	06/22/17	10,000
Total Shares		1,396,000

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Item 16.  Exhibits and Financial Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

a.           Financial Statements

1.           Audited Financial Statements and Notes for the period ended June 30, 2017.

b.           Exhibits

3.1	Articles of Incorporation of Registrant, as amended *
3.2	Bylaws of Registrant *
3.3	Certificate of Designation for Preferred Stock **
5.1	Opinion of Law Offices of Matheau J. W. Stout Regarding Legality of the Securities Being Registered
23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
23.2	Consent of WEINBERG & BAER LLC
99.1	US patent application for INTRANASAL ADMINISTRATION OF BENZODIAZEPHINS IN THE TREATMENT OF EPILEPSY (application #62/603,523 Intranasal Administration of Benzodiazepines in the Treatment of Epilepsy) with a filing date of June 5, 2017. *

________________

* Filed with the Company’s Form S-1 on August 21, 2017

** Filed with the Company’s Form S-1/A on November 30, 2017

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)  For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)  That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of High Point, State of North Carolina on January 10, 2018.

AXIUM PHARMACEUTICALS, INC.

Date: January 10, 2018	/s/ Dr. Anthony Harrelson
By: Dr. Anthony Harrelson
Its: Chief Executive Officer;
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Anthony Harrelson	Chief Executive Officer	January 10,2018
Anthony Harrelson	(Principal Executive Officer and Director)

/s/ Anthony Harrelson	Chief Financial Officer	January10 , 2018
Anthony Harrelson	(Principal Accounting and Financial Officer and Director)

/s/ Kevin Beaumont	Director, Secretary	January 10, 2018
Kevin Beaumont

II-5